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                          CERTIFICATE OF AMENDMENT
                                     OF
                                   BYLAWS


        Bristol-Myers Squibb Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        That at a meeting of the Board of Directors of December 17, 1997 a resolution was duly adopted setting forth an amendment to the Bylaws of the corporation. The resolution setting forth the amendment is as follows:

                RESOLVED, that effective January 1, 1998, the first sentence of Section (a) of Bylaw No. 15 of the Company be, and hereby is, amended to read in full as follows:

                        'The Board of Directors shall
                        consist of eleven directors.'

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Alice C. Brennan, its Vice President and Secretary, this 2nd day of March, 1998.


                                               By: /s/ Alice C. Brennan
                                                   --------------------------
                                                   Alice C. Brennan
                                                   Vice President & Secretary

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